Contacts:

Jacquelynne "Jacque" Bohlen
SVP/Investor Relations Director
Umpqua Holdings Corporation
(503) 727-4117
jacquebohlen@umpquabank.com

Umpqua Holdings Corporation Announces First Quarter 2022 Earnings Conference Call on April 21st, 2022

PORTLAND, Ore., March 31, 2022 – Umpqua Holdings Corporation (NASDAQ: UMPQ), parent company of Umpqua Bank, today announced that it will host its first quarter 2022 earnings conference call on Thursday, April 21st, 2022 at 10:00 a.m. PT (1:00 p.m. ET). During the call, the Company will provide an update on recent activities and discuss its first quarter 2022 financial results, which are expected to be released after the market closes on April 20th, 2022. There will be a live question-and-answer session following the presentation.

To join the call, please dial (866) 440-7407 ten minutes prior to the start time and enter conference ID: 9884055. A re-broadcast will be available approximately two hours after the call by dialing (855) 859-2056 and entering conference ID 9884055. The earnings conference call will also be available as an audiocast, which can be accessed on the Company’s investor relations page at https://www.umpquabank.com/investor-relations/.

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based bank recognized for its entrepreneurial approach, innovative customer experience, and distinctive banking solutions. Umpqua Bank has locations across Oregon, Washington, California, Idaho and Nevada. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit umpquabank.com.

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